UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 19, 2008
Date of Earliest Event Reported: May 16, 2008
PINNACLE GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33457 (Commission File Number)	30-0182582 (IRS Employer Identification Number)
1 E. Alger Street
Sheridan, Wyoming 82801
(Address of principal executive offices)
(307) 673-9710
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On May 16, 2008, Quest Resource Corporation (“Quest”) delivered a notice of termination of the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2008, by and among Quest, Pinnacle Gas Resources, Inc. (“Pinnacle”) and Quest MergerSub, Inc. Subject to certain conditions, the Merger Agreement could be terminated by Pinnacle or Quest if the merger was not consummated by May 16, 2008.
Item 7.01 Regulation FD Disclosure.
     On May 19, 2008, Pinnacle issued a press release announcing Quest’s notice of termination of the Merger Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.
     The information is this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description
99.1	Press release dated May 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Schoonmaker

Name:	Peter G. Schoonmaker
Title:	President and Chief Executive Officer
Dated: May 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 19, 2008.